Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)
Registration Statement (Form S-8 No. 333-13773) pertaining to the Non-Plan Option Grants, 1992 Stock Option Plan, 1996 Equity Incentive Plan and 1996 Employee Stock Purchase Plan of Peerless Systems Corporation,

2)	Registration Statement (Form S-8 No. 333-63967) pertaining to the 1996 Equity Incentive Plan of Peerless Systems Corporation,

3)	Registration Statement (Form S-8 No. 333-82323) pertaining to the Auco, Inc. 1994 Stock Option Plant and Non-Qualified Stock Awards and Agreements of Peerless Systems Corporation,

4)	Registration Statement (Form S-8 No. 333-57362) pertaining to the 1996 Employee Stock Purchase Plan of Peerless Systems Corporation,

5)	Registration Statement (Form S-8 No. 333- 73562) pertaining to the 1996 Equity Incentive Plan of Peerless Systems Corporation,

6)	Registration Statement (Form S-8 No. 333-97265) pertaining to the 1996 Employee Stock Purchase Plan of Peerless Systems Corporation,

7)	Registration Statement (Form S-8 No. 333-111000) pertaining to the 1996 Equity Incentive Plan of Peerless Systems Corporation, and

8)	Registration Statement (Form S-8 No. 333-129401) pertaining to the 2005 Incentive Award Plan of Peerless Systems Corporation;

of our reports dated April 10, 2007, with respect to the consolidated financial statements and schedule of Peerless Systems Corporation, Peerless Systems Corporation’s management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Peerless Systems Corporation included in this Annual Report (Form l 0-K) for the year ended January 31, 2007.

/s/ Ernst & Young LLP
April 10, 2007
Los Angeles, California